Exhibit 8.2 and 23.3

Taylor Wessing × Benrather Straße 15 × 40213 Düsseldorf

Firemann B.V. Winzlaer Str. 2 07745 Jena Germany

Direct Dial +49 211 8387-231 s.weppner@taylorwessing.com

Lawyer/ Tax Advisor	Date
Dr. Simon Weppner	12 October 2017

Registration with the US Securities and Exchange Commission of ordinary shares in the capital of the Issuer

Dear Sir / Madam,

1.	Introduction

I act as German tax adviser (Rechtsanwalt/Steuerberater) to the Issuer in connection with the Registration. Certain terms used in this opinion are defined in Annex 1 (Definitions).

2.	German Tax Law

This opinion is limited to German tax law in effect on the date of this opinion. It (including all terms used in it) is to be construed in accordance with German tax law.

3.	Scope of Inquiry

For the purpose of this opinion, I have examined, and relied upon the accuracy of the factual statements in, the Registration Statement.

Taylor Wessing Partnerschaftsgesellschaft von Rechtsanwälten, Steuerberatern, Solicitors und Avocats à la Cour mbB, Sitz Düsseldorf , AG Essen, PR 1530

IBAN DE54 3007 0010 0732 0351 00 BIC (Swift Code) DEUTDEDDXXX	Amsterdam Beijing Berlin Bratislava Brünn Brüssel
Deutsche Bank AG	Budapest Cambridge Dubai Düsseldorf Eindhoven
Steuer-Nr. 133/5949/1039 ID-Nr. DE 121196622	Frankfurt Hamburg Hongkong Kiew Klagenfurt London
München Paris Prag Shanghai Singapur Warschau Wien

Date 12 October 2017

4.	Assumptions

For the purpose of this opinion, I have made the following assumptions:

4.1	The Registration Statement has been or will have been filed with the SEC in the form referred to in this opinion.

4.2	The effective place of management of the Issuer will be located in Jena, Germany.

4.3	The factual statements in the Registration Statement are true and correct in all respects.

5.	Opinion

Based on the documents and investigations referred to and the assumptions made in paragraphs 3 and 4, I hereby confirm that the statements set forth in the Registration Statement under the caption “German Tax Considerations” constitute the opinion of Taylor Wessing as to the material German tax consequences of purchasing, holding or transferring the ordinary shares in the capital of the Issuer.

6.	Reliance

6.1	This opinion is an exhibit to the Registration Statement and may be only relied upon for the purpose of the Registration. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an Exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the Registration.

6.2	Each person relying on this opinion agrees, in so relying, that only Taylor Wessing shall have any liability in connection with this opinion, that the agreement in this paragraph 6.2 and all liability and other matters relating to this opinion shall be governed exclusively by German law (under the exclusion of private international law principles) and that the German courts shall have exclusive jurisdiction to settle any dispute relating to this opinion.

6.3	The Issuer may:

(a)	file this opinion as an exhibit to the Registration Statement; and

Date 12 October 2017

(b)	refer to Taylor Wessing giving this opinion under the heading “Legal Matters” in the prospectus included in the Registration Statement.

The previous sentence is no admittance from me (or Taylor Wessing) that I am (or Taylor Wessing is) in the category of persons whose consent for the filing and reference in that paragraph is required under Section 7 of the Securities Act or any rules or regulations of the SEC promulgated under it.

7.	Place of Jurisdiction; Governing Law

The opinion and any disputes arising out of or in connection herewith are exclusively subject to the jurisdictions of the courts of Frankfurt am Main.

This opinion is to be governed by and construed in accordance with German law. It is strictly limited to the matters stated herein.

Yours faithfully,

/s/ Simon Weppner

Dr. Simon Weppner

(Rechtsanwalt/Steuerberater)

Date 12 October 2017

Annex 1-Definitions

In this opinion:

“German Tax” means any tax pursuant to Section 3 (1) thorough to (3) German Fiscal Code (Abgabenordnung) levied by or on behalf of Germany or any of its subdivisions or taxing authorities.

“Taylor Wessing” means Taylor Wessing, Partnerschaftsgesellschaft von Rechtsanwälten, Steuerberatern, Solicitors und Avocats à la Cour mbB.

“Issuer“ means Fireman B.V. with corporate seat in Amsterdam, the Netherlands.

“Registration” means the registration of ordinary shares in the capital of the Issuer with the SEC under the Securities Act.

“Registration Statement” means the registration statement on form F-1 (Registration No. 333-197097) in relation to the Registration to be filed with the SEC on the date hereof (excluding any documents incorporated by reference in it and any exhibits to it).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.